Exhibit 99.1

Commerce Union Bancshares, Inc. Declares $0.22 Cash Dividend

Dividend Increased 10% Per Share

BRENTWOOD, Tenn.--(BUSINESS WIRE)--December 15, 2016--Commerce Union Bancshares, Inc. (Nasdaq: CUBN) announced today that its Board of Directors approved a 10% increase in the cash dividend to $0.22 per share. The dividend is payable on January 20, 2017, to shareholders of record as of the close of business on January 6, 2017.

“We are pleased to announce our Board’s approval of a 10% increase in our cash dividend,” stated William R. DeBerry, Chairman and Chief Executive Officer. “We believe the dividend highlights our positive outlook for Commerce Union Bancshares and Reliant Bank’s future. The dividend also demonstrates our Board’s commitment to building long-term shareholder value by returning a portion of our earnings to shareholders.”

About Commerce Union Bancshares, Inc. and Reliant Bank

Commerce Union Bancshares, Inc. (NASDAQ: CUBN) is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Rutherford, Sumner and Williamson Counties, Tennessee through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. For additional information, locations and hours of operation, please visit our website found at www.reliantbank.com.

Forward-Looking Statements

Statements in this press release relating to Commerce Union Bancshares Inc.’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and the Company does not assume any responsibility to update these statements.

CONTACT:
Reliant Bank
DeVan Ard, 615-221-2020
President and Chief Executive Officer
or
Commerce Union Bancshares, Inc.
Ron DeBerry, 615-433-7200
Chairman and Chief Executive Officer